SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 15, 2008

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street, Worcester, Massachusetts 01605

(Address of principal executive offices, including zip code)

(508) 756-1212

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 8.01  Other Events.

Abandonment of Reverse Stock Split

Advanced Cell Technology, Inc.’s (the “Company”) management has elected not to effect the reverse stock split authorized at the Company’s annual meeting of shareholders held on December 28, 2007. The authorization to effect a stock split expires by its terms on May 1, 2008.

Filing of 10-KSB

As previously reported in the Form 12b-25 filed by the Company with the Securities and Exchange Commission on April 1, 2008, the Company was unable to file its Annual Report on Form 10-KSB for the year ended December 31, 2007 (the “2007 Form 10-K”), by the required filing deadline of March 31, 2008, without unreasonable effort or expense. The filing of the Form 12b-25 afforded the Company an additional period of time until April 15, 2008 to file the 2007 Form 10-KSB and still be considered timely in making that filing. While the Company has been diligently preparing the 2007 Form 10-K (including the financial statements contained therein), the Company was unable to file the 2007 Form 10-K by the extended deadline. The Company currently anticipates that it will file the 2007 Form 10-K as promptly as practicable.

Because of its failure to timely file its 2007 Form 10-K, the Company does not meet the “adequate current public information” requirement contained in Rule 144 promulgated under the Securities Act of 1933, as amended, and the Company’s shareholders may not rely on Rule 144 for the resale of shares of common stock held for less than twelve (12) months until the Company files the 2007 Form 10-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: April 16, 2008